Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
November 6, 2013	Kristina Waugh 318.340.5627
kristina.r.waugh@centurylink.com

CENTURYLINK REPORTS THIRD QUARTER 2013 RESULTS
Achieved operating revenues of $4.52 billion, including core revenues1 of $4.10 billion
Generated operating cash flow2 of $1.81 billion, excluding special items
Generated free cash flow2 of $761 million, excluding special items and integration-related capital expenditures
Achieved Adjusted Net Income2 of $375 million and Adjusted Diluted EPS2 of $0.63, excluding special items
Reported GAAP net loss of $1.05 billion and loss per share of $1.76 driven by accrual for proposed KPNQwest litigation settlement of $142 million after-tax and non-cash goodwill impairment of $1.1 billion
Added 33,000 broadband and nearly 17,000 PrismTM TV customers during third quarter
Repurchased 38 million shares, or 6.1% of December 31, 2012 outstanding shares, for approximately $1.3 billion from program inception in February 2013 through November 5, 2013

MONROE, La. - CenturyLink, Inc. (NYSE: CTL) today reported solid operating revenues, operating cash flow and free cash flow for third quarter 2013.

“CenturyLink achieved solid financial and subscriber results for the third quarter,” said Glen F. Post III, chief executive officer and president.

“Overall, we continue to perform well with particular strength in our Business segment where sustained demand for high-bandwidth services and solid sales momentum continue to drive strong results.

“Despite this overall solid operating performance in the third quarter, there was a special item which significantly impacted our financial results for the quarter. We were required, under GAAP, to recognize a non-cash $1.1 billion impairment to the goodwill assigned to our Data Hosting segment. While we continue to be optimistic and encouraged about the future growth potential and value of our Data Hosting business, we are not currently achieving the forecasted growth and cash flows we originally projected. As part of our accounting valuation process, past performance was a factor in the development of growth projections for our Data Hosting business in future periods.

1 Core revenues defined as Strategic revenues plus Legacy revenues (excludes Data Integration and Other revenues), as described further in the attached schedules.
2 See attachments for non-GAAP reconciliations.

"We are taking steps to drive revenue growth and margins to be more in line with industry trends going forward and we expect to achieve significant improvement in our Data Hosting results in the months and years ahead,” Post concluded.

Third Quarter Highlights

•	Achieved Core revenues of $4.1 billion in third quarter, a year-over-year decline of 1.0% compared with a 1.8% year-over-year decline for third quarter 2012.

•	Generated free cash flow of $761 million, excluding special items and integration-related capital expenditures.

•	Generated solid growth in strategic revenue from high-bandwidth data services.

•	Continued growing momentum in cross-sell initiatives for data hosting.

•	Added 33,000 high-speed Internet subscribers during third quarter, ending the period with more than 5.94 million subscribers in service.

•	Ended the quarter with 149,000 CenturyLink® PrismTM TV subscribers, an increase of approximately 17,000 subscribers in third quarter 2013.

•	Purchased and retired 11.3 million shares for $385 million during third quarter 2013.

Goodwill Impairment
Our annual measurement date for testing potential goodwill impairment is September 30. As a result of our testing, the Company determined the goodwill for its Data Hosting segment was impaired primarily due to a lower forecast of future growth rates. Although our analysis is not complete, the Company estimated and recorded a non-cash, non-tax deductible goodwill impairment charge of $1.1 billion during third quarter 2013. This analysis is expected to be completed prior to reporting financial results for fourth quarter 2013, and we will adjust the estimate at that time.

KPNQwest Litigation Update
Following confidential mediation discussions, Qwest, KPN, and the trustees in the Dutch bankruptcy proceeding for KPNQwest reached a tentative oral agreement in October 2013 on the principal financial terms of a potential settlement of their €4.2 billion dispute. The tentative settlement is subject to several conditions, including the negotiation and execution of a definitive settlement agreement acceptable to the plaintiffs and various other defendants and the approval of the Dutch bankruptcy court.

CenturyLink has accrued a liability in third quarter 2013 in the pre-tax amount of €172 million (or $233 million as reflected in its accompanying consolidated financial schedules based on the exchange rate on September 30, 2013), which equals Qwest’s proposed contribution under the terms of the tentative settlement. In the event that the settlement is not finalized, the Company will continue to vigorously defend against the matter.

Consolidated Third Quarter Financial Results

Operating revenues for third quarter 2013 were $4.52 billion compared to $4.57 billion in third quarter 2012. This decrease was driven by lower legacy services revenues primarily due to the impact of access line losses and lower access revenues, partially offset by increases in strategic revenues resulting primarily from increased business customer demand for high-bandwidth data services and growth in high-speed Internet and CenturyLink® PrismTM TV subscribers.

Operating expenses, excluding special items, of $3.85 billion decreased slightly from $3.86 billion in third quarter 2012. The year-over-year decrease in personnel-related costs and depreciation and amortization expenses were partially offset by higher professional fees and non-employee costs.

Operating cash flow (as defined in our attached supplemental schedules), excluding special items, decreased to $1.81 billion from $1.90 billion in third quarter 2012. This decrease was primarily the result of lower legacy revenues described above. For third quarter 2013, CenturyLink achieved an operating cash flow margin, excluding special items, of 40.0% versus 41.5% in third quarter 2012.

Adjusted Net Income and Adjusted Diluted Earnings Per Share (Adjusted Diluted EPS)

Adjusted Net Income and Adjusted Diluted EPS exclude the after-tax impact of special items, the non-cash after-tax impact of the amortization of intangible assets related to the Embarq, Qwest and Savvis acquisitions, and the non-cash after-tax impact to interest expense of the assignment of fair value to the outstanding debt assumed in connection with those acquisitions.

Excluding the items outlined above, CenturyLink’s Adjusted Net Income for third quarter 2013 was $375 million compared to Adjusted Net Income of $413 million in third quarter 2012. Third quarter 2013 Adjusted Diluted EPS was $0.63 compared to Adjusted Diluted EPS of $0.66 in the year-ago period. See the attached schedules for additional information.

GAAP Results - Third Quarter

Under generally accepted accounting principles (GAAP), net loss for third quarter 2013 was $1.05 billion compared to $270 million net income for third quarter 2012, and loss per share for third quarter 2013 was $1.76 compared to $0.43 diluted earnings per share for third quarter 2012. Third quarter 2013 net loss and loss per share reflect a non-cash goodwill impairment charge and the after-tax impact of an accrued liability related to the proposed settlement of our KPNQwest litigation, severance, integration and retention costs associated with the Qwest acquisition, severance associated with expense reduction initiatives and the impairment of an office building the company is selling, which aggregated to a $1.26 billion charge ($2.11 per share) for the quarter.

Third quarter 2012 net income and diluted earnings per share reflect a favorable out-of-period adjustment to depreciation expense related to the fair value previously assigned to Embarq plant assets, an income tax benefit from the reversal of a valuation allowance and a gain on the sale of a non-operating investment, which were partially offset by severance, integration and retention costs associated with the Embarq, Qwest and Savvis acquisitions and severance associated with recent expense reduction initiatives, which netted to an after-tax gain of $33 million ($0.05 per share) for the quarter.

Segment Third Quarter Financial Results

Consumer
The Consumer segment realized continued strategic revenue growth driven by increased high-speed Internet and CenturyLink® PrismTM TV subscribers, along with price increases for selected services.

•	Strategic revenues were $644 million in the quarter, a 6.8% increase over third quarter 2012.

•
Generated $1.50 billion in total revenues, a decrease of 2.1% from third quarter 2012, reflecting the continued decline in legacy services tempered by increased Access Recovery Charges, in accordance with the CAF Order[3].

•	Added a record 17,000 CenturyLink® PrismTM TV customers during third quarter 2013, growing total customers 13% from the prior quarter.

Business
The Business segment achieved sequential recurring revenue growth driven by continued demand for high-bandwidth data services and solid sales momentum.

•
Strategic revenues were $640 million in the quarter, a 6.3% increase over third quarter 2012, driven by strength in high-bandwidth offerings such as MPLS[4] and Ethernet services. Excluding the impact of low bandwidth services, the adjusted growth rate was approximately 9%.

3 Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011.
4 Multiprotocol Label Switching

•	Generated $1.54 billion in total revenues, flat from third quarter 2012, as growth in high-bandwidth offerings offset lower legacy services and data integration revenues.

•	Continued strong sales momentum in third quarter.

Wholesale
The Wholesale segment ended the quarter with nearly 18,000 fiber-connected towers and remains well positioned to benefit from the continued growth in wireless data bandwidth consumption.

•
Strategic revenues of $563 million in the quarter decreased $6 million compared to third quarter 2012, as declines in copper-based revenue were partially offset by increases in wireless carrier bandwidth demand and Ethernet sales.

•
Generated $878 million in total revenues, a decrease of 3.5% from third quarter 2012, reflecting the continued decline in legacy revenues, primarily driven by lower long distance and switched access minutes of use and access rate reductions, in accordance with the CAF Order[3].

•
Completed 1,200 fiber builds in third quarter 2013; we expect to complete 3,500 to 4,000 fiber builds in full-year 2013, lower than the previous estimate due primarily to construction delays by wireless carriers.

Data Hosting
The Data Hosting segment grew managed hosting (including cloud) and colocation services revenue year-over-year as cross-selling initiatives continue to strengthen sales opportunities.

•	Operating revenues were $342 million in the quarter, a 4.6% increase from third quarter 2012.

•
Colocation revenues were $146 million, a 1.4% increase from third quarter 2012, and managed hosting revenues were $129 million, representing a 15% increase over the same period a year ago. Managed hosting revenues include $14 million of revenues contributed by the Ciber global IT outsourcing, or ITO, assets acquired October 15, 2012.

•	Announced expanded VMware partnership allowing Savvis and VMware to offer enterprise services on VMWare’s hybrid cloud - powered by Savvis collocation services.

Guidance - Fourth Quarter 2013

Guidance for fourth quarter 2013 is outlined in the table below. The full-year 2013 guidance provided on August 7, 2013 remains unchanged.

Fourth quarter expenses are expected to increase from third quarter 2013 primarily due to higher data integration costs related to an anticipated increase in customer premise equipment sales.

Fourth Quarter 2013 (excl. special items)

Operating Revenues	$4.50 to $4.55 billion
Core Revenues	$4.07 to $4.12 billion
Operating Cash Flow	$1.75 to $1.80 billion
Adjusted Diluted EPS	$0.55 to $0.60

All 2013 guidance figures and 2013 outlook statements included in this release (i) speak as of November 6, 2013 only, (ii) include the impact of the Ciber ITO assets acquired on October 15, 2012, (iii) exclude the impact of any share repurchases made after September 30, 2013 and (iv) exclude the effects of special items, future changes in regulation or accounting rules, integration expenses associated with the Qwest and Savvis acquisitions, any changes in operating or capital plans or other unforeseen events or circumstances that impact our financial

3 Federal Communications Commission’s Connect America and Intercarrier Compensation Reform Order (the CAF Order) adopted on October 27, 2011.

performance, and any future mergers, acquisitions, divestitures or other similar business transactions. See “Forward Looking Statements” below. For additional information on how we define certain of the terms used above, see the attached schedules.

Union Contract Update

In late October 2013, members of the Communications Workers of America District 7 and the International Brotherhood of Electrical Workers Local 206 approved a new collective bargaining agreement covering 12,000 of the Company’s employees effective through October 7, 2017.

Investor Call

As previously announced, CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, November 6, 2013. Interested parties can access the call by dialing 866-238-1422. The call will be accessible for replay through November 13, 2013, by dialing 888-266-2081 and entering the access code 1623858. Investors can also listen to CenturyLink’s earnings conference call and webcast replay by accessing the Investor Relations portion of the Company’s Web site at www.centurylink.com through November 27, 2013.

Reconciliation to GAAP

This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow, core revenues and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described above will be available in the Investor Relations portion of the Company’s Web site at www.centurylink.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

About CenturyLink

CenturyLink is the third largest telecommunications company in the United States and is recognized as a leader in the network services market by technology industry analyst firms. The Company is a global leader in cloud infrastructure and hosted IT solutions for enterprise customers. CenturyLink provides data, voice and managed services in local, national and select international markets through its high-quality advanced fiber optic network and multiple data centers for businesses and consumers. The company also offers advanced entertainment services under the CenturyLink® PrismTM TV and DIRECTV brands. Headquartered in Monroe, La., CenturyLink is an S&P 500 company and is included among the Fortune 500 list of America’s largest corporations. For more information, visit www.centurylink.com.

Forward Looking Statements

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment and net neutrality); our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; our ability to use net operating loss carryovers of Qwest in projected amounts; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; any adverse developments in legal or regulatory proceedings involving us; our ability to pay common share dividends in accordance with past practices, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements or otherwise; the effects of adverse weather; other risks referenced from time to time in other of our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-Q for the quarter ended June 30, 2013, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We undertake no obligation to update any of our forward-looking statements for any reason.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
THREE MONTHS ENDED SEPTEMEBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES
Strategic	$2,189			2,189	2,101			2,101	4.2%	4.2%
Legacy	1,915			1,915	2,045			2,045	(6.4)%	(6.4)%
Data integration	163			163	168			168	(3.0)%	(3.0)%
Other	248			248	257			257	(3.5)%	(3.5)%
	$4,515			4,515	4,571			4,571	(1.2)%	(1.2)%

OPERATING EXPENSES
Cost of services and products	$1,918	3	(1)	1,915	1,943	4	(4)	1,939	(1.3)%	(1.2)%
Selling, general and administrative	1,047	252	(1)	795	748	15	(4)	733	40.0%	8.5%
Depreciation and amortization	1,135			1,135	1,144	(45)	(5)	1,189	(0.8)%	(4.5)%
Impairment of goodwill	1,100	1,100	(2)	—	—			—	—%	—%
	$5,200	1,355		3,845	3,835	(26)		3,861	35.6%	(0.4)%

OPERATING (LOSS) INCOME	(685)	(1,355)		670	736	26		710	(193.1)%	(5.6)%

OTHER INCOME (EXPENSE)
Interest expense	(329)			(329)	(326)			(326)	0.9%	0.9%
Other income (expense)	9			9	12	6	(6)	6	(25.0)%	50.0%
Income tax expense	(40)	99	(3)	(139)	(152)	1	(7)	(153)	(73.7)%	(9.2)%

NET (LOSS) INCOME	$(1,045)	(1,256)		211	270	33		237	(487.0)%	(11.0)%

BASIC (LOSS) EARNINGS PER SHARE	$(1.76)	(2.11)		0.35	0.43	0.05		0.38	(509.3)%	(7.9)%
DILUTED (LOSS) EARNINGS PER SHARE	$(1.76)	(2.11)		0.35	0.43	0.05		0.38	(509.3)%	(7.9)%

AVERAGE SHARES OUTSTANDING
Basic	594,587			594,587	621,148			621,148	(4.3)%	(4.3)%
Diluted	594,587			595,747	623,296			623,296	(4.6)%	(4.4)%

DIVIDENDS PER COMMON SHARE	$0.540			0.540	0.725			0.725	(25.5)%	(25.5)%

SPECIAL ITEMS

(1) - Includes a litigation reserve ($233 million), severance costs associated with recent headcount reductions ($3 million), integration, severance and retention costs associated with our acquisition of Qwest ($9 million), integration, severance and retention costs associated with our acquisition of Savvis ($1 million) and an impairment of an office building ($9 million).

(2) - Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(3) - Income tax expense of Item (1).

(4) - Includes severance costs associated with reduction in force initiatives ($2 million), integration, severance and retention costs associated with our acquisition of Qwest ($16 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($4 million); partially offset with a $3 million credit related to tax incentives for the Embarq integration.

(5) - Out-of-period depreciation adjustment ($45 million) to correct an overstatement of depreciation in prior quarters.
(6) - Gain on the sale of a non-operating investment ($6 million).
(7) - Income tax expense of Items (3) through (5) ($12 million), partially offset by the benefit from the reversal of a valuation allowance $11 million.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
NINE MONTHS ENDED SEPTEMEBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions, except per share amounts; shares in thousands)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
				As adjusted				As adjusted		Increase
				excluding				excluding		(decrease)
		Less		special		Less		special	Increase	excluding
	As	special		items	As	special		items	(decrease)	special
	reported	Items		(Non-GAAP)	reported	Items		(Non-GAAP)	as reported	items
OPERATING REVENUES
Strategic	$6,495			6,495	6,237			6,237	4.1%	4.1%
Legacy	5,834			5,834	6,284			6,284	(7.2)%	(7.2)%
Data integration	470			470	483			483	(2.7)%	(2.7)%
Other	754			754	789			789	(4.4)%	(4.4)%
	$13,553			13,553	13,793			13,793	(1.7)%	(1.7)%

OPERATING EXPENSES
Cost of services and products	$5,587	9	(1)	5,578	5,732	25	(5)	5,707	(2.5)%	(2.3)%
Selling, general and administrative	2,679	300	(1)	2,379	2,454	111	(5)	2,343	9.2%	1.5%
Depreciation and amortization	3,375			3,375	3,560	(30)	(6)	3,590	(5.2)%	(6.0)%
Impairment of goodwill	1,100	1,100	(2)	—	—			—	—%	—%
	$12,741	1,409		11,332	11,746	106		11,640	8.5%	(2.6)%

OPERATING INCOME	812	(1,409)		2,221	2,047	(106)		2,153	(60.3)%	3.2%

OTHER INCOME (EXPENSE)
Interest expense	(970)			(970)	(1,004)			(1,004)	(3.4)%	(3.4)%
Other income (expense)	52	37	(3)	15	(167)	(183)	(7)	16	(131.1)%	(6.3)%
Income tax expense	(372)	131	(4)	(503)	(332)	126	(8)	(458)	12.0%	9.8%

NET (LOSS) INCOME	$(478)	(1,241)		763	544	(163)		707	(187.9)%	7.9%

BASIC (LOSS) EARNINGS PER SHARE	$(0.79)	(2.05)		1.26	0.88	(0.26)		1.14	(189.8)%	10.5%
DILUTED (LOSS) EARNINGS PER SHARE	$(0.79)	(2.05)		1.26	0.87	(0.26)		1.13	(190.8)%	11.5%

AVERAGE SHARES OUTSTANDING
Basic	606,104			606,104	619,748			619,748	(2.2)%	(2.2)%
Diluted	606,104			607,474	621,828			621,828	(2.5)%	(2.3)%

DIVIDENDS PER COMMON SHARE	$1.620			1.620	2.175			2.175	(25.5)%	(25.5)%

SPECIAL ITEMS

(1) - Includes a litigation reserve ($233 million), severance costs associated with recent headcount reductions ($14 million), integration, severance and retention costs associated with our acquisition of Qwest ($27 million), integration, severance and retention costs associated with our acquisition of Savvis ($8 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(2) - Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).
(3) - Gain on the sale of a non-operating investment ($32 million) and settlements of other non-operating issues ($5 million).
(4) - Income tax expense of Items (1) and (2) and a favorable federal income tax settlement ($33 million).

(5) - Includes severance costs associated with reduction in force initiatives ($68 million), integration, severance and retention costs associated with our acquisition of Qwest ($62 million) and integration, severance, and retention costs associated with our acquisition of Savvis ($9 million); partially offset with a $3 million credit related to tax incentives for the Embarq integration.

(6) - Out-of-period depreciation adjustment ($30 million) to correct an overstatement of depreciation in prior quarters.
(7) - Net loss associated with early retirement of debt ($194 million), partially offset by a gain on the sale of a non-operating investment $11 million.
(8) - Income tax benefit of Items (4) through (6), partially offset by the benefit from the reversal of a valuation allowance ($11 million).

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2013 AND DECEMBER 31, 2012
(UNAUDITED)
(Dollars in millions)

	September 30,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$266	211
Other current assets	3,546	3,402
Total current assets	3,812	3,613

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	33,724	31,933
Accumulated depreciation	(15,059)	(13,024)
Net property, plant and equipment	18,665	18,909

GOODWILL AND OTHER ASSETS
Goodwill	20,637	21,732
Other, net	8,870	9,766
Total goodwill and other assets	29,507	31,498

TOTAL ASSETS	$51,984	54,020

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$191	1,205
Other current liabilities	3,787	3,390
Total current liabilities	3,978	4,595

LONG-TERM DEBT	20,391	19,400
DEFERRED CREDITS AND OTHER LIABILITIES	10,901	10,736
STOCKHOLDERS' EQUITY	16,714	19,289

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$51,984	54,020

CenturyLink, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions)

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012

OPERATING ACTIVITIES
Net (loss) income	$(478)	544
Adjustments to reconcile net (loss) income to net
cash provided by operating activities:
Depreciation and amortization	3,375	3,560
Impairment of goodwill	1,100	—
Deferred income taxes	349	260
Provision for uncollectible accounts	111	144
Gain on sale of intangible assets	(32)	—
Net loss on early retirement of debt	—	194
Changes in current assets and current liabilities, net	228	111
Retirement benefits	(288)	(179)
Changes in other noncurrent assets and liabilities	61	91
Other, net	(18)	(39)
Net cash provided by operating activities	4,408	4,686

INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(2,211)	(2,024)
Proceeds from sale of intangible assets	75	133
Other, net	19	28
Net cash used in investing activities	(2,117)	(1,863)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,740	3,363
Payments of long-term debt	(1,169)	(4,529)
Early retirement of debt costs	—	(324)
Net borrowings (payments) on credit facility	(620)	3
Dividends paid	(986)	(1,357)
Net proceeds from issuance of common stock	54	91
Repurchase of common stock	(1,252)	(20)
Other, net	(3)	14
Net cash used in financing activities	(2,236)	(2,759)

Effect of exchange rate changes on cash and cash equivalents	—	2

Net increase in cash and cash equivalents	55	66
Cash and cash equivalents at beginning of period	211	128

Cash and cash equivalents at end of period	$266	194

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Total segment revenues	$4,267	4,314	12,799	13,004
Total segment expenses	2,105	2,071	6,112	6,154
Total segment income	$2,162	2,243	6,687	6,850
Total segment income margin (segment income divided by segment revenues)	50.7%	52.0%	52.2%	52.7%

Consumer
Revenues
Strategic services	$644	603	1,892	1,781
Legacy services	858	933	2,612	2,854
Data integration	1	—	4	5
	$1,503	1,536	4,508	4,640
Expenses
Direct	$456	458	1,304	1,347
Allocated	124	127	353	373
	$580	585	1,657	1,720

Segment income	$923	951	2,851	2,920
Segment income margin	61.4%	61.9%	63.2%	62.9%

Business
Revenues
Strategic services	$640	602	1,872	1,770
Legacy services	742	771	2,235	2,338
Data integration	162	168	466	478
	$1,544	1,541	4,573	4,586
Expenses
Direct	$842	818	2,449	2,446
Allocated	116	118	327	343
	$958	936	2,776	2,789

Segment income	$586	605	1,797	1,797
Segment income margin	38.0%	39.3%	39.3%	39.2%

Wholesale
Revenues
Strategic services	$563	569	1,708	1,726
Legacy services	315	341	987	1,092
	$878	910	2,695	2,818
Expenses
Direct	$46	38	125	131
Allocated	247	266	743	798
	$293	304	868	929

Segment income	$585	606	1,827	1,889
Segment income margin	66.6%	66.6%	67.8%	67.0%

CenturyLink, Inc.
SELECTED SEGMENT FINANCIAL INFORMATION (Continued)
THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Data Hosting
Revenues
Strategic services	$342	327	1,023	960
	$342	327	1,023	960
Expenses
Direct	$275	248	815	721
Allocated	(1)	(2)	(4)	(5)
	$274	246	811	716

Segment income	$68	81	212	244
Segment income margin	19.9%	24.8%	20.7%	25.4%

During the first quarter of 2013, we reorganized our operating segments in order to strengthen our focus on the business market while continuing our commitment to our wholesale, hosting and consumer customers. We also revised our methodology for how we allocate our expenses to our segments to better align segment expenses with related revenues. We have restated prior periods to reflect the reorganization and the change in our allocation methodology.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Three Months Ended September 30, 2013				Three Months Ended September 30, 2012
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
Operating (loss) income	$(685)	(1,355)	(1)	670	736	26	(3)	710
Add: Depreciation and amortization	1,135	—		1,135	1,144	(45)	(4)	1,189
Add: Impairment of Goodwill	1,100	1,100	(2)	—	—			—
Operating cash flow	$1,550	(255)		1,805	1,880	(19)		1,899

Revenues	$4,515	—		4,515	4,571	—		4,571

Operating (loss) income margin (operating (loss) income divided by revenues)	(15.2)%			14.8%	16.1%			15.5%

Operating cash flow margin (operating cash flow divided by revenues)	34.3%			40.0%	41.1%			41.5%

Free cash flow
Operating cash flow				$1,805				$1,899
Less: Cash (paid) refunded for income taxes				1				(28)
Less: Cash paid for interest, net of amounts capitalized				(268)				(268)
Less: Capital expenditures (5)				(786)				(704)
Add: Other income				9				6
Free cash flow (6)				$761				$905

SPECIAL ITEMS

(1) - Includes a non-cash, non-tax deductible goodwill impairment charge ($1.1 billion), a litigation reserve ($233 million), severance costs associated with recent headcount reductions ($3 million), integration, severance and retention costs associated with our acquisition of Qwest ($9 million), integration, severance, retention costs associated with our acquisition of Savvis ($1 million) and an impairment of an office building ($9 million).

(2) - Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).

(3) - Includes severance costs associated with reduction in force initiatives ($2 million), integration, severance and retention costs associated with our acquisition of Qwest ($16 million) and integration, severance and retention costs associated with our acquisition of Savvis ($4 million); partially offset with a $45 million out-of-period depreciation adjustment and a $3 million credit related to tax incentives for the Embarq integration.

(4) - Out-of-period depreciation adjustment ($45 million) to correct an overstatement of depreciation in prior quarters.
(5) - Excludes $15 million in third quarter 2013 and $15 million in third quarter 2012 of capital expenditures related to the integration of Embarq, Qwest and Savvis.
(6) - Excludes special items identified in items (1) to (3) and the impact of pension contributions of $32 million for third quarter 2012.

CenturyLink, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
(Dollars in millions)

	Nine Months Ended September 30, 2013				Nine Months Ended September 30, 2012
				As adjusted				As adjusted
		Less		excluding		Less		excluding
	As	special		special	As	special		special
	reported	Items		items	reported	Items		items
Operating cash flow and cash flow margin
Operating income	$812	(1,409)	(1)	2,221	2,047	(106)	(3)	2,153
Add: Depreciation and amortization	3,375	—		3,375	3,560	(30)	(4)	3,590
Add: Impairment of Goodwill	1,100	1,100	(2)	—	—			—
Operating cash flow	$5,287	(309)		5,596	5,607	(136)		5,743

Revenues	$13,553	—		13,553	13,793	—		13,793

Operating income margin (operating income divided by revenues)	6.0%			16.4%	14.8%			15.6%

Operating cash flow margin (operating cash flow divided by revenues)	39.0%			41.3%	40.7%			41.6%

Free cash flow
Operating cash flow				$5,596				$5,743
Less: Cash paid for income taxes				(45)				(59)
Less: Cash paid for interest, net of amounts capitalized				(915)				(997)
Less: Capital expenditures (5)				(2,181)				(1,981)
Add: Other income				15				16
Free cash flow (6)				$2,470				$2,722

SPECIAL ITEMS

(1) - Includes a non-cash, non-tax deductible goodwill impairment charge ($1.1 billion), a litigation reserve ($233 million), severance costs associated with recent headcount reductions ($14 million), integration, severance and retention costs associated with our acquisition of Qwest ($27 million), integration, severance and retention costs associated with our acquisition of Savvis ($8 million), an accounting adjustment ($18 million) and an impairment of an office building ($9 million).

(2) - Non-cash, non-tax deductible goodwill impairment charge of ($1.1 billion).

(3) - Includes severance costs associated with reduction in force initiatives ($68 million), integration, severance and retention costs associated with our acquisition of Qwest ($62 million) and integration, severance and retention costs associated with our acquisition of Savvis ($9 million); partially offset with a $30 million out-of-period depreciation adjustment and a $3 million credit related to tax incentives for the Embarq integration.

(4) - Out-of-period depreciation adjustment ($30 million) to correct an overstatement of depreciation in prior quarters.

(5) - Excludes $30 million for the nine months ended September 30, 2013 and $43 million for the nine months ended September 30, 2012 of capital expenditures related to the integration of Embarq, Qwest and Savvis.

(6) - Excludes special items identified in items (1) to (3) and does not reflect the impact of pension contributions of $147 million for the nine months ended September 30, 2013 and $32 million for the nine months ended September 30, 2012.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	As of	As of	As of
	September 30, 2013	June 30, 2013	September 30, 2012*
Broadband subscribers	5,942	5,909	5,810
Access lines	13,150	13,331	13,950

* The prior period numbers have been adjusted to include the operational metrics of our wholly owned subsidiary, El Paso County Telephone Company, which had been previously excluded. The increase (in thousands) related to broadband subscribers and access lines attributable to El Paso County Telephone Company's inclusion is approximately 3 and 4, respectively for each of the prior periods shown.

CenturyLink, Inc.
SUPPLEMENTAL NON-GAAP INFORMATION - ADJUSTED DILUTED EPS
THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012
(UNAUDITED)
(Dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(excluding special items)

Net income *	$211	237	763	707

Add back:
Amortization of customer base intangibles:
Qwest	226	241	690	729
Embarq	29	34	97	112
Savvis	15	15	45	44

Amortization of trademark intangibles:
Qwest	9	15	32	49
Savvis	2	2	6	7

Amortization of fair value adjustment of long-term debt:
Embarq	1	1	3	3
Qwest	(14)	(20)	(48)	(68)

Subtotal	268	288	825	876
Tax effect of above items	(104)	(112)	(321)	(335)
Net adjustment, after taxes	$164	176	504	541

Net income, as adjusted for above items	$375	413	1,267	1,248

Weighted average diluted shares outstanding	595.7	623.3	607.5	621.8

Diluted EPS (excluding special items)	$0.35	0.38	1.26	1.14

Adjusted diluted EPS as adjusted for the above-listed purchase accounting intangible and interest amortizations (excluding special items)	$0.63	0.66	2.09	2.01

The above schedule presents adjusted net income and adjusted earnings per share (both excluding special items) by adding back to net income and earnings per share certain non-cash expense items that arise as a result of the application of business combination accounting rules to our recent acquisitions. Such presentation is not in accordance with generally accepted accounting principles but management believes the presentation is useful to analysts and investors to understand the impacts of growing our business through acquisitions.

*See preceding schedules for a summary description of the impact of excluded special items.